Exhibit 99.1

Marriott International Announces Retirement of Leeny Oberg,

Chief Financial Officer and EVP, Development, in 2026

Bethesda, Maryland, July 14, 2025 – Marriott International (Nasdaq: MAR) today announced that after 26 years with the company, Leeny Oberg, Marriott’s Chief Financial Officer and Executive Vice President, Development, has decided to retire effective March 31, 2026. Two long-time Marriott veterans have been named her successors. Next year, Jen Mason will become the company’s Chief Financial Officer and Shawn Hill will take on the role of Chief Development Officer.

Oberg has served as Marriott’s CFO since 2016. In February 2023, Oberg was additionally tapped to lead the strategic growth of the company’s global lodging portfolio. “Leeny’s focus on value creation is evident in everything she does. Whether it was navigating the pandemic successfully, enhancing the company’s cost competitiveness or having a disciplined and strategic approach to investing in growth, her impact on Marriott is long lasting,” said Anthony Capuano, President and Chief Executive Officer, Marriott International. “Leeny’s strength lies in the depth of her expertise, but also in her warmth, relatability and dedication to support those who work with her. As a result, she has built a deep bench of talented leaders who are ready to take the next steps on the exceptional path she has helped carve for Marriott. I am grateful to Leeny for helping to position the company so beautifully for this transition and for her many years of leadership and friendship.”

“It has been an honor to be part of the Marriott team, and a privilege to serve as the company’s CFO for the past decade and the leader of the Development organization over the past few years,” said Oberg. “Reflecting on my tenure, I am most proud of my teams and what we have accomplished together. While it’s never easy to leave a company and job you love, I have the utmost confidence in the leaders who will assume these roles and am very optimistic about the strategic path Marriott is on. I look forward to working collaboratively with them to ensure a smooth transition for the company.”

“Leeny has made substantial contributions to Marriott, including her incredible work on the Starwood acquisition and integration and her resolute navigation through the pandemic,” said J.W. Marriott, Jr., Chairman Emeritus, Marriott International. “Since she became CFO on January 1, 2016, the company has seen a significant increase in shareholder value, with the stock meaningfully outperforming the S&P 500. Leeny embodies our values and helped guide our culture throughout her career, and I am grateful for her leadership. She will be missed.”

Prior to being named Marriott’s CFO in 2016, Oberg, 65, served as the Chief Financial Officer for The Ritz-Carlton Hotel Company, where she contributed significantly to the brand’s performance, growth, and organizational effectiveness. Earlier in her career at the company, Oberg held a range of finance leadership positions, including Senior Vice President, Corporate and Development Finance and Senior Vice President, International Project Finance and Asset Management for Europe and the Middle East and Africa. Oberg first joined Marriott as part of its Investor Relations group in 1999.

Chief Financial Officer and Chief Development Officer Successors Named

The company also announced that Jen Mason, a 33-year Marriott veteran, will assume the role of Executive Vice President and Chief Financial Officer once Oberg steps down from that role. Mason, 55, joined Marriott in 1992 and currently serves as Global Officer, Treasurer and Risk Management. In this role, Mason oversees global capital market activities and hotel financing, financial strategy and capital allocation, financial risk management, and global capital transactions and treasury services. Mason is also responsible for the company’s risk management function including insurance, claims, business continuity and global safety and security.

Since joining Marriott in 1992, Mason has held several leadership roles, including CFO for the company’s largest segment, the U.S. & Canada division, senior vice president of IT Business Partnership & Planning, as well as senior vice president, Sales & Marketing Planning Support. In her first 16 years with Marriott, she held a number of positions of increasing responsibility in Internal Audit, Corporate Financial Planning & Analysis, Lodging Finance and Business Development. Mason earned her Bachelor of Science in Commerce with a concentration in Finance from the University of Virginia, McIntire School of Commerce, and has an MBA from The Wharton School of the University of Pennsylvania.

In addition, the company named Shawn Hill, 54, to the role of Executive Vice President and Chief Development Officer effective January 1, 2026, initially reporting to Oberg, and after Oberg steps down from her role, to Capuano. Hill, who has been with the company for nearly 28 years, is currently Chief Development Officer for Marriott’s Asia Pacific Excluding China (APEC) region. In that role, Hill has been responsible for growing Marriott’s share meaningfully in the APEC region through new development, existing hotel conversions, franchising, branded residential, and affiliations and licensing agreements with other travel brands and companies. During Hill’s tenure leading Development for APEC, the region’s portfolio has grown from more than 465 open properties and 276 in the pipeline when he began to more than 635 open properties and another 383 properties in the pipeline as of March 31, 2025.

Hill started his career with Marriott in 1997. He worked at Marriott’s headquarters in Bethesda, Maryland in Accounting, Finance, and Asset Management before moving to Hong Kong to join the Asia Pacific Development team in 2005. Hill received a Bachelor of Science in Accounting from Oral Roberts University and an MBA in Finance from the University of Maryland.

Upon assuming these roles, Mason and Hill will serve on Marriott’s executive leadership team and report to President and CEO Anthony Capuano. Oberg will step down from her role following Marriott’s filing of its 2025 Annual Report on Form 10-K. She will remain with the company until March 31, 2026, to help ensure a smooth transition.

“I am thrilled to welcome Jen Mason as our new Chief Financial Officer and Shawn Hill as our new Chief Development Officer upon their assumption of their new positions next year,” said Capuano. “Both will bring an incredible depth of experience and demonstrated leadership to their roles, making them well positioned to drive Marriott’s continued growth and success in the years to come. Jen’s strategic financial acumen and Shawn’s proven development expertise will help ensure that Marriott continues to lead the industry. I look forward to continuing to work closely with them as we build on our legacy of innovation and excellence.”

ABOUT MARRIOTT INTERNATIONAL

Marriott International, Inc. (Nasdaq: MAR) is based in Bethesda, Maryland, USA, and encompasses a portfolio of nearly 9,500 properties across more than 30 leading brands in 144 countries and territories. Marriott operates, franchises, and licenses hotel, residential, timeshare, and other lodging properties all around the world. The company offers Marriott Bonvoy®, its highly awarded travel platform. For more information, please visit our website at www.marriott.com, and for the latest company news, visit www.marriottnewscenter.com. In addition, connect with us on Facebook and @MarriottIntl on X and Instagram.

Note on forward-looking statements: All statements in this press release are made as of July 14, 2025. We undertake no obligation to publicly update or revise these statements, whether as a result of new information, future events or otherwise. This press release contains “forward-looking statements” within the meaning of federal securities laws, including statements related to the company’s leadership transition plans, strategy, growth prospects, development pipeline, industry leadership position, and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous evolving risks and uncertainties that we may not be able to accurately predict or assess, including the risk factors that we describe in our U.S. Securities and Exchange Commission filings, including our most recent Annual Report on Form 10-K or Quarterly Report on Form 10-Q. Any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release.

Media and Investor Relations Contacts

Melissa Froehlich Flood

Senior Vice President, Global Corporate Communications & Public Policy

Marriott International, Inc.

Newsroom@Marriott.com

Jackie Burka McConagha

Senior Vice President, Investor Relations

Marriott International, Inc.

Jackie.McConagha@Marriott.com

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